EXHIBIT A
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                             JOINT FILING AGREEMENT
                             ----------------------

         This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of Ordinary Shares, NIS 0.10 par value per share, of ViryaNet, Ltd. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 7, 2002

GE CAPITAL EQUITY HOLDINGS, INC.



By:     /s/ Barbara J. Gould
   -----------------------------------------
     Name:  Barbara J. Gould
     Title: Managing Director



GENERAL ELECTRIC CAPITAL CORPORATION



By:     /s/ Barbara J. Gould
   -----------------------------------------
     Name:  Barbara J. Gould
     Title: Department Operations Manager



GENERAL ELECTRIC CAPITAL SERVICES, INC.



By:     /s/ Barbara J. Gould
   -----------------------------------------
     Name:  Barbara J. Gould
     Title: Attorney-in-fact



GENERAL ELECTRIC COMPANY



By:     /s/ Barbara J. Gould
   -----------------------------------------
     Name:  Barbara J. Gould
     Title: Attorney-in-fact